                                                                    EXHIBIT 10.1


               iMediation Software License and Support Agreement
________________________________________________________________________________

This Software Site License and Support Agreement ("Agreement") is made on
                                                   ---------
December 30, 1999 (the "Effective Date") by and between iMediation Inc, located
                        --------------
at 100 Hamilton Avenue, Palo Alto, CA 94301 ("iMediation"), and Virtual
                                              ----------
Communities Inc, located at 589 Eighth Avenue, New York, NY 10018 ("Licensee").
                                                                    --------

In consideration of the mutual covenants and promises set forth hereafter, the parties agree as follows:


1.  Definitions.
    -----------

"Confidential Information" of a party means any information disclosed by that
 ------------------------
party to the other party pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party during the term of this Agreement.

"Documentation" means the user manuals, training materials, and operating
 -------------
materials, if any, iMediation provides to Licensee under this Agreement.

"Implementation Fees" means the fees Licensee must pay iMediation, as set forth
 -------------------
under Section 6 and Exhibit C, to receive Implementation Services from
                    ---------
iMediation.

"Implementation Services" means the implementation services Licensee may elect
 -----------------------
to receive from iMediation, as set forth in Section 5 and Exhibit C.
                                                          ---------

"Installation Site" means the business premises owned or leased and operated
 -----------------
solely by Licensee, or Licensee's external hosting site, which locations are described in the iMediation Order Form.

"Intellectual Property Rights" means any trade secrets, patents, copyrights,
 ----------------------------
trademarks, know-how, moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including all applications and registrations relating to any of the foregoing.

"License Fees" means the fees Licensee must pay iMediation, as set forth in
 ------------
Section 6, to license the Software from iMediation.

"Licensee Hardware" means all computers owned or controlled by Licensee and
 -----------------
located at the Installation Site.

"Licensee Network" means Licensee's internal or externally hosted computer
 ----------------
network, which is: (i) located at the Installation Site; (ii) comprised of Licensee Hardware; and (iii) accessible only by Licensee employees and contractors.

"Order Form" means any iMediation Technologies Order Form, with the initial
 ----------
order set forth in Exhibit A, and which is subject to the terms and conditions
                   ---------
of this Agreement.

"Software" means the software programs, in object code format only, that
 --------
Licensee purchases from iMediation under this Agreement pursuant to an Order Form, and all Upgrades thereto provided by iMediation under Section 4.

"Software Support" means the software support, set forth in more detail in
 ----------------
Exhibit B, that Licensee may elect to purchase from iMediation.
---------

"Software Support Plan" means the then-current software support plan, subject to
 ---------------------
payment of Support Fees, that iMediation makes generally available to its customers and offers to Licensee hereunder. A copy of iMediation's Software Support Plan, current as of the Effective Date, is set forth in Exhibit B.
                                                                ---------

"Support Fees" means the fees Licensee must pay iMediation, as set forth under
 ------------
Section 6, to receive Software Support.

"Upgrades" will have the meaning set forth in Exhibit B
 --------                                     ---------

"Virtual Community(ies)" shall mean a web site built and maintained by Licensee
 ----------------------
for which the Software is hosted by Licensee.

"Year 2000 Ready" means, with respect to the Software, when used in accordance
 ---------------
with the Documentation, such Software is capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all other hardware, software, firmware and other products used with such Software properly exchange accurate date data with it.

All references in this Agreement to the "purchase" or "sale" of Software shall mean the acquiring or granting, respectively, of a license to such Software.

               iMediation Software License and Support Agreement
________________________________________________________________________________


2.   License Grant.
     -------------

     2.1  License Grant.  iMediation hereby grants to Licensee, and Licensee's
          -------------
wholly owned subsidiaries, for the time period stated on Exhibit A, a nonexclusive, worldwide, nontransferable license, without rights to sublicense, to: (i) install the Software on Licensee Hardware; (ii) allow Licensee employees and contractors to use the documentation and Software on Licensee Hardware or through the Licensee Network only at the Installation Site; and (iii) reproduce the Software and Documentation solely as necessary to support the use by Licensee of the Software.

     2.2  Restrictions.  Licensee shall not cause or permit reverse engineering,
          ------------
disassembly, de-compilation, or make any attempt to discover the source code of the Software. Licensee will not alter or impair any acknowledgment of copyright or other intellectual property rights of iMediation that may appear in the Software and Documentation. Subject to Exhibit A, Licensee shall not (i) permit any third parties to use the Software, (ii) further distribute, assign or resell the Software, other than in conjunction with Licensee's provision of the Software service to Virtual Communities for consideration so long as the Software is hosted by Licensee, (iii) rent, lease or loan the Software or (iv) use the Software for commercial time-sharing or service bureau use for other than the business purposes outlined in Exhibit A.

3.   Ownership.  Subject to Section 2.1, iMediation retains all right, title,
     ---------
and interest under its Intellectual Property Rights to the Software and the Documentation. IMediation represents and warrants that it is the owner of the Intellectual Property rights to the Software.

4.   Support.  Licensee may elect to receive Software Support and Upgrades under
     -------
iMediation's then-current Software Support Plan, upon payment to iMediation of the Support Fees. The initial annual Software Support Plan term shall commence on the Effective Date of this Agreement.

5.   Implementation Services.  iMediation will provide Implementation Services
     -----------------------
to Licensee. subject to the terms of this Agreement and Exhibit A.

6.   Delivery, Payment.  All orders for Software, Software Support, and
     -----------------
Implementation Services shall be placed by Licensee on an Order Form, which is subject to acceptance by iMediation. Upon acceptance of such Order Form, iMediation shall deliver the version of the Software identified on the Order Form, in object code form only, within three (3) business days. Delivery shall be F.O.B. iMediation's facility. iMediation shall invoice Licensee in accordance with Exhibit A for : (i) the balance of the License Fees; (ii) the balance of the initial Support Fees; and (iii) Implementation Fees due under such Order Form. In addition, iMediation will invoice Licensee monthly for all travel expenses (including transportation, meals, and lodging) which iMediation reasonably incurs hereunder. IMediation shall review in advance the expenses with Licensee's Business Development Director or such other person appointed by Licensee prior to incurring such expenses. Licensee shall pay such invoices pursuant to any payment terms stated on the applicable Order Form, or if payment terms are not stated on the Order Form, within thirty (30) days of the invoice. Any amounts due and not received by iMediation within such forty-five (45) day period shall be subject to interest charges calculated at 1% per month.

7.   Warranty. iMediation warrants to Licensee that the Software as initially
     --------
delivered hereunder and Upgrades thereto, in unaltered form, will perform substantially in accordance with the related Documentation for a period of one-hundred-and-eighty (180) days from delivery thereof to Licensee (the "Warranty
                                                                      --------
Period").
------

Year 2000.  In addition, iMediation represents and warrants that the Software is
---------
Year 2000 Ready.

This limited warranty does not cover loss or damage for any: (i) modification or repair of the Software by Licensee or any third party other than iMediation;
(ii) failure or incompatibility of the Software with computer hardware or other software not supplied by iMediation; or (iii) accident, neglect, failure of electric power, storage or use in improper or adverse environmental conditions, misuse, negligence, catastrophe, operator error, or causes other than ordinary and intended commercial use. If Licensee notifies iMediation of the material nonconformance of the Software with the Documentation during the Warranty Period and if iMediation confirms such nonconformance, iMediation's entire liability and Licensee's sole and exclusive remedy shall be, at iMediation's option, to use best commercial efforts to : (i) correct or provide a bug fix, error correction, or work around for documented reproducible nonconformance; (ii) replace the Software; or (iii) terminate this Agreement and refund the fees paid by Licensee for the Software. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7, IMEDIATION DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SOFTWARE, DOCUMENTATION, SOFTWARE SUPPORT AND ANY IMPLEMENTATION SERVICES PROVIDED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

               iMediation Software License and Support Agreement
________________________________________________________________________________

8.  Indemnification.
    ---------------

    8.1  Indemnification.  iMediation will defend any action brought against
         ---------------
Licensee by a third party to the extent it is based on a claim that the Software, Upgrades, or Documentation supplied by iMediation hereunder, when used by Licensee as authorized under Section 2, infringes any third party copyright, trade secret or other intellectual property right. iMediation will pay any award against Licensee, or settlement entered into on Licensee's behalf, based on such infringement. In connection therewith, Licensee shall use reasonable efforts to, only if: (i) notifies iMediation promptly in writing of the claim;
(ii) provides reasonable assistance in connection with the defense and/or settlement thereof, at iMediation's expense; and (iii) permits iMediation to control the defense and/or settlement thereof. In the event of an infringement action against iMediation with respect to the Software, or in the event iMediation believes such a claim is likely, iMediation shall be entitled at its option to (i) appropriately modify the Software, or substitute other Software which, in iMediation's opinion, does not infringe any third party Intellectual Property Rights; (ii) obtain a license with respect to the applicable third party Intellectual Property Rights; or (iii) if neither (i) nor (ii) is commercially practicable, terminate this Agreement and refund to Licensee the License Fees received by iMediation under Section 6. THE FOREGOING STATES LICENSEE'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND.

    8.2  Limitations.  iMediation will have no liability to Licensee under any
         -----------
provisions of this Section 8 to the extent that any infringement or claim thereof is based upon: (i) modifications to the Software or Documentation made by Licensee or a third party other than iMediation or (ii) the use of other than the most current release of the Software, including Upgrades, or Documentation delivered by iMediation to Licensee if such claim would have been prevented by the use of the most current release made available to Licensee by iMediation, and provided that iMediation has provided Licensee with Upgrades on a timely basis. Notwithstanding anything contained in this Agreement, Section 8 states iMediation's entire liability for actual or alleged infringement of Intellectual Property Rights and iMediation shall have no additional liability with respect to any alleged or proved infringement.

9.  Limitation of Liability.  IN NO EVENT SHALL IMEDIATION OR ITS SUPPLIERS OR
    -----------------------
LICENSORS BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES WHATSOEVER, WHETHER RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE SOFTWARE, THE DOCUMENTATION, THE SOFTWARE SUPPORT, THE IMPLEMENTATION SERVICES OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION, OR OTHER PECUNIARY LOSS, EVEN IF IMEDIATION HAS BEEN ADVISED OF OR KNOWS OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL IMEDIATION'S AGGREGATE LIABILITY FOR ANY AND ALL CLAIMS RELATING TO THIS AGREEMENT, THE SOFTWARE, THE DOCUMENTATION, OR ANY SOFTWARE SUPPORT OR IMPLEMENTATION SERVICES, WHETHER IN CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY, EXCEED THE FEES PAID BY LICENSEE UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY.

10.  Term and Termination.  The term of this Agreement will begin on the
     --------------------
Effective Date and end on the Expiration Date unless earlier terminated pursuant to this Section 10. Either party may terminate this Agreement upon thirty (30) days written notice of a material breach of this Agreement if the breaching party has not cured such breach within such thirty (30) day period. Licensee may Terminate this Agreement after the conclusion of any annual license period with 60days advance notice. Notwithstanding the foregoing, iMediation shall have the right to immediately terminate this Agreement for any use by Licensee of the Software or Documentation outside the scope of Section 2. Upon termination of this Agreement, including Termination for Expiration of License, Licensee shall immediately return to iMediation, or certify the destruction of, all copies of the Software and Documentation in Licensee's possession or under its control. The rights and obligations contained in Sections 1, 3, 7, 8, 9, 11, and 12, and all payment obligations incurred prior to the termination of this Agreement, shall survive any termination of this Agreement.

11.  Confidentiality.  Each party shall treat as confidential all Confidential
     ---------------
Information of the other party, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party shall promptly notify the other party of any misuse or unauthorized disclosure of the other party's Confidential Information. The foregoing restrictions will not apply to information that: (i) is known to the receiving party at the time it receives Confidential Information from the disclosing party; (ii) has become publicly known through no wrongful act of the receiving party; (iii) has been rightfully received by the receiving party from a third party authorized to make such communication without
               iMediation Software License and Support Agreement
________________________________________________________________________________

restriction; (iv) is generally furnished to third parties by the owner without a similar restriction of the receiving party's right; (v) has been approved for release by written authorization of the disclosing party; or (vi) is required by law to be disclosed after written notification by the receiving party.

12.  Miscellaneous.
     -------------

     12.1  Assignment.  This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties hereto and their respective successors and assigns. iMediation will have the right to assign this Agreement with prior written notice to Licensee provided that the assignee assume all of iMediations obligations under the terms of this Agreement. The Licensee may not assign any of its rights or obligations hereunder without the prior written consent of iMediation, which shall not be unreasonably withheld or delayed.

     12.2  Notices. All notices permitted or required under this Agreement shall
           -------
be in writing and shall be delivered in person or mailed by first class,


(The Agreement continues on the next page.)

               iMediation Software License and Support Agreement
________________________________________________________________________________

registered or certified mail, postage prepaid, to the address of the party specified in this Agreement or such other address as either party may specify in writing. Such notice shall be deemed to have been given upon receipt.

     12.3  Non-Waiver.  No term or provisions hereof shall be deemed waived and
           ----------
no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

     12.4  Independent Contractor.  The parties' relationship shall be solely
           ----------------------
that of independent contractors, and nothing contained in this Agreement shall be construed to make either party an agent, partner, representative or principal of the other for any purpose.

     12.5  General.  This Agreement shall be governed by and construed under the
           -------
laws of the State of New York , excluding its conflicts of law principles. The parties exclude the application of the United Nations Convention on Contracts for the International Sale of Goods if otherwise applicable. Licensee shall not export, directly or indirectly, any products Software, Documentation, or Upgrades to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other approval without first obtaining such license or approval. The Software and Documentation are considered a "commercial item" as that term is defined at 48 C.F.R 2.101, or "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R 12.212 of the Federal Acquisition Regulations and its successors, and 48 C.F.R. 227.7202 of the DoD FAR Supplement and its successors.

     12.6  Entire Agreement; Amendment.
           ---------------------------
This Agreement, including all Exhibits hereto constitutes the final, complete and entire agreement between the parties with respect to the subject matter hereof, and supersedes any previous proposals, negotiations, agreements, or arrangements, whether verbal or written. made between the parties with respect to such subject matter. This Agreement shall control over any additional or conflicting terms in any of Licensee's purchase orders or other business forms. This Agreement may only be amended or modified by mutual agreement of authorized representatives of the parties in writing.


IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

iMediation, Inc.                            Virtual Communities, Inc.

Name:  Bob Patterson                        Name:  Avi Moskowitz

Signature: _/s/ Bob Patterson _________     Signature: _/s/ Avi Moskowitz_______

Title:  President, Americas and Asia        Title:  President___________________
        ----------------------------
Date:   December 30, 1999                   Date:   December 30, 1999
               iMediation Software License and Support Agreement
--------------------------------------------------------------------------------

                                 EXHIBIT A TO

                          SOFTWARE LICENSE AGREEMENT

--------------------------------------------------------------------------------

       Installation Information                       Billing Information

Company: ________________________          Company: ____________________________
Contact: ________________________          Address: ____________________________
Address: ________________________                   ____________________________
         ________________________          Contact: ____________________________
  Phone: ________________________            Phone: ____________________________
  eMail: ________________________            eMail: ____________________________

Term of License:  Three years (36 months)
Expiration Date:  December 31, 2002

Product Description                           License Fee                      Annual Support Fee
-------------------                           -----------                      ------------------
iChannel Software for / year                               $100,000
                                                           --------
Annual Support fee / year                                                                          $ 10,000
                                                                                                   --------

Installation, setup and start-up                           $ 47,600   Consisting of:
services:                                                             Installation         1 day
275/hr at 10 days                                                     Configuration       20 days
200/hr at 15 days                                                     Training             4 days


Total Software License Fees:                               $100,000
Total Support Fees:                                        $ 10,000
Total Implementation Fees:                                 $ 47,600

                                     Total Contract Value
                                     Payment Due With Signing                                      $157,600
                                     Balance Due (see terms)                                       $ 33,000
                                                                                                   --------
                                                                                                   $124,000
                                                                                                   --------
-----------------------------------------------------------------------------------------------------------

               iMediation Software License and Support Agreement
--------------------------------------------------------------------------------

                                                                                  Plus any applicable taxes
-----------------------------------------------------------------------------------------------------------
Terms:
-----------------------------------------------------------------------------------------------------------
Year 1 Software & Annual             30% down                         $ 33,000
Support                              30% April 1, 2000                $ 33,000
                                     40% June 1, 2000                 $ 44,000

Implementation Services
                                     Invoiced monthly as delivered    payable net 30

                                                                      Due and payable on the
Years two and three Software and                                      following dates each year:
Annual Support terms
                                                                      40%    January 1
                                                                      30%    March 1
                                                                      30%    June 1
-----------------------------------------------------------------------------------------------------------
Notes

1.  Licensee may use the iChannel    4.  Licensee may elect to        5.  Implementation Fees are an
sSoftware for up to eight (8)        convert this annual license      estimate.  IMediation shall notify
Virtual Communities for the          to a perpetual license for up    Licensee if and when the actual
above license fee.  Each             to 20 Virtual Communities for    Implementation Fees may exceed this
additional Virtual Community         the one-time license fee of      estimate.
site may elect to license the        $500,000, plus annual support
Software for an annual License       fee of $60,000 Should
fee of $20,000 and an Annual         Licensee elect to convert
Support fee of $2,200 per year,      this option, any Annual
billed annually in advance,          Support fees prepaid during
payable net 30.2.  Licensee          the calendar year of the
agrees to take reference             election shall be credited
telephone calls and/or meetings      against this Annual Support
scheduled with reasonable lead       fee on a pro-rata basis for
time and based on the success of     that year.  If iMediation
the iChannel implementation.         establishes a lower price
                                     list per site, Licensee may
                                     renegotiate off the new price
                                     list.

3.  Licensee agrees to add a
"powered by iMediation iChannel"
or other logo of

               iMediation Software License and Support Agreement
-------------------------------------------------------------------------------
 mutually agreed
 upon size and page position, on
 its Affiliate pages that
 display any Affiliate
 information on a majority of the
 page.
--------------------------------------------------------------------------------

                                   EXHIBIT B

                           ANNUAL SUPPORT AGREEMENT

--------------------------------------------------------------------------------

In consideration of the foregoing and the mutual promises contained in this Agreement, the parties agree as follows:

1.   Definitions.
     -----------

Unless expressly defined in this Agreement, all capitalized terms used herein shall have the meaning set forth in the License Agreement.

     "Customer Contact" shall mean the representative(s) of Licensee, identified
      ----------------
during implementation of the Software, who will be the exclusive point(s) of contact with iMediation with respect to Software Support. Licensee will have the right to change the Customer Contact with prior written notice to iMediation.

     "Error(s)" means any verifiable and reproducible failure of the Software to
      --------
materially conform to the Specifications. The term "Error" shall not include any failure of the Software that: (i) results from the misuse or improper use of the Software; (ii) does not materially affect the operation and use of the Software; (iii) results from any modification to the Software not made by iMediation; or (iv) results from the failure to incorporate or use any upgrades, updates, or bug fixes made available by iMediation.

     "Error Correction(s)" means either (i) a modification or addition to or
      -------------------
deletion from the Software that, when made to such Software, materially conforms the Software to the Specifications, or (ii) a procedure or routine that, when observed in the regular operation of the Software, eliminates the material adverse effect of such Error on Licensee.

     "License Agreement" shall mean the license agreement executed by the
      -----------------
parties on December 30, 1999.

     "Major Error" means any demonstrable Error in the Software that: (i)
      -----------
causes the Software to have a significant loss of intended function as set forth in the Specifications; (ii) causes or is likely to cause data to be lost or destroyed; or (iii) prevents the Software from being installed or executed on the properly configured environment.

     "Minor Error" means any demonstrable Error that: (i) causes a function to
      -----------
not execute as set forth in the Specifications, without a significant loss of intended functionality; or (ii) disables one or more nonessential functions.

     "Moderate Error" means any demonstrable Error in the Software that: (i)
      --------------
causes the Software to operate improperly; or (b) produces results materially different from those described in the Specifications, but which error does not rise to the level of a Major Error.

     "Specifications" means iMediation's published specifications for the
      --------------
Software.

     "Updates" means new versions of the Software that contain bug fixes, error
      -------
corrections and minor enhancements, but do not contain major enhancements or significant new functionality, as determined in iMediation's reasonable discretion.

     "New Module Functionality" means new versions of the Software that contain
      ------------------------
major enhancements or significant new functionality that is licensed as a new module for an additional license fee, as determined in iMediation's reasonable discretion.

     "Workaround" means that iMediation has diagnosed the Error and has
      ----------
implemented, or enabled Licensee to implement, a temporary solution that allows the Software to regain functionality and provide all major functions in accordance with the Specifications.

2.   Services.
     --------

     2.1  Licensee Responsibilities.  Licensee agrees to notify iMediation
          -------------------------
promptly following the discovery of any Error. Further, upon discovery of an Error, Licensee agrees, if requested by iMediation, to
               iMediation Software License and Support Agreement
--------------------------------------------------------------------------------

submit to iMediation a list of output and any other data that iMediation may reasonably require to reproduce the Error and the operating conditions under which the Error occurred or was discovered. Such list and data shall be deemed iMediation's Confidential Information and shall be governed by Section 11 of the License Agreement.

     2.2  iMediation  Support.  Communications between Licensee and iMediation
          -------------------
will include electronic mail, facsimile, and telephone. Licensee shall use best efforts to contact iMediation hereunder exclusively through the Customer Contact. iMediation's technical support telephone will be adequately staffed by a Licensed technical support representative during the hours of 8:00 AM to 5:00 PM (Eastern Standard Time) and 0800 AM to 1800 PM (Central Europe Time) Monday through Friday, excluding holidays scheduled by iMediation ("Normal Business
                                                             ---------------
Hours"), subject to modification by iMediation at iMediation's discretion.
-----
Although iMediation will not warrant iMediation's response time to inquiries received outside of Normal Business Hours, Licensee will use commercially reasonable efforts to respond to such inquiries in accordance with the response times specified in Section 2.3 below. Subject to the terms herein, IMediation agrees to provide Support for the three years of this Agreement.

     2.3  iMediation Response to Errors.  iMediation will provide Software
          -----------------------------
Support to Licensee to ensure a consistent and high level of operation of the Software. In the event Licensee notifies iMediation of an Error in the Software, iMediation will provide support services necessary to correct the Error in accordance with the terms of this Agreement. iMediation shall use commercially reasonable efforts to correct Errors in accordance with the below response times, with as little disruption to Licensee's service as commercially practicable.

     (a) Major Errors.  iMediation shall, within six (6) hours after the receipt
         ------------
of notice of any Major Error, contact Licensee to verify such Major Error and begin a resolution process. Upon iMediation's verification of such Major Error, iMediation will use its commercially reasonable efforts to provide a Workaround or Error Correction for such Major Error within forty-eight (48) hours.

     (b) Moderate Errors.  iMediation shall, within twelve (12) hours after the
         ---------------
receipt of notice of any Moderate Error, contact Licensee to verify such Moderate Error. Upon iMediation's verification of such Moderate Error, iMediation will use its commercially reasonable efforts to provide a Workaround or Error. Correction for such Moderate Error within five (5) days.

     (c) Minor Errors.  Upon iMediation's receipt of notice of a Minor Error and
         ------------
upon iMediation's verification of such Minor Error, iMediation will initiate work to provide an Error Correction for such Minor Error in the next regular release of the Software.

     2.4  Exclusions from Support Services.  Software Support does not include
          --------------------------------
services for any failure or defect in the Software caused by any of the following: (a) the improper use, alteration, or damage of the Software by Licensee or persons other than iMediation employees or consultants, unless caused as a result of instructions by iMediation employees or consultants; (b) modifications to the Software not made or authorized by iMediation, unless such modifications were made by a iMediation employee, subcontractor, agent, or other third party acting on behalf of iMediation; (c) interaction between the Software and operating systems, database software and other software, when iMediation has not approved such operating system, database software, and other software for use with the Software; (d) use of Software on hardware other than the Hardware;
(e) relocation of the Software or network reconfiguration; or (f) failure by Licensee to provide and maintain a suitable installation environment, including but not limited to proper electrical power, air conditioning or humidity control. In addition, iMediation reserves the right to reject for Software Support any Software, which has not been continuously supported by iMediation pursuant to iMediation's then-current Software Support Plan. iMediation will invoice Licensee for any Software Support provided under this Section 2.4 on a time and materials basis.

     2.5  Updates.  iMediation agrees to support a previous version release of
          -------
the Software for one (1) year following release of a new version of the Software.

3.   New Version Release.
     -------------------

     3.1  Updates.  iMediation will provide Updates to Licensee within sixty
          -------
(60) days after the commercial release of such Updates. Licensee will promptly install such Update on the Licensee Hardware in accordance with the installation documentation provided to Licensee by iMediation. Installation services may be purchased by the Licensee from iMediation at iMediation's then-current time and materials rates.

     3.2  New Module Functionality.  iMediation will make New Module
          ------------------------
Functionality available to Licensee solely pursuant to mutually agreeable terms and conditions, including but not limited to license terms, royalty and/or license fees. iMediation will notify Licensee of such New Module Functionality within ninety (90) days after iMediation makes such New Module commercially available to other licensees.
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              iMediation Software License and Support Agreement
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4.   Payments.
     --------

     4.1  Fees.  Licensee shall pay to iMediation an annual support fee
          ----
("Support Fee") to obtain the maintenance and support set forth in this
  -----------
Agreement; provided, however, that if Licensee discontinues and then desires to resume Software Support, Licensee will additionally pay iMediation all Support Fees applicable to such discontinuation period. The Support Fee may be increased by iMediation from time to time to reflect any increases in iMediation's costs, but in no case shall such increased fee exceed 8% of the Support Fee applicable to the previous twelve (12) month period. The Support Fee will be due and payable by Licensee no later than thirty (30) days prior to the commencement of any annual maintenance and support term.

     4.2  Expenses.  iMediation will invoice Licensee monthly for all travel
          --------
expenses (including transportation, meals, and lodging) iMediation reasonably incurs under this Agreement. IMediation shall review in advance the expenses with Licensee's Business Development Director or such other person appointed by Licensee prior to incurring such expenses. Licensee shall pay iMediation within thirty (30) days after the date of iMediation's invoice to Licensee.

5.   Source Code Escrow.
     ------------------

     5.1  Escrow.  Upon Licensee's formal written request, iMediation shall
          ------
deposit with an Escrow agent ("Escrow Agent") the Software source code ("Escrow
                               ------------                              ------
Materials") pursuant to the terms of an escrow agreement between iMediation and
---------
the Escrow Agent. IMediation shall update the Escrow Materials within thirty
(30) days after each major release of the Software but not less than annually.

     5.2  Release of Escrow Materials.  In the event that IMediation files for
          ---------------------------
or becomes a party to any involuntary bankruptcy or receivership, and such involuntary proceeding is not dismissed within forty-five (45) calendar days after filing, a "Release Event" shall be deemed to have occurred.
                 -------------

     5.3  Release Procedure.  Upon the occurrence of a Release Event, Licensee
          -----------------
will notify the Escrow Agent. The Escrow Materials will be released for use by Licensee, subject to the terms and conditions hereof, only after notice of such Release Event from the Escrow Agent to IMediation and IMediation's failure to declare in writing to the Escrow Agent within twenty (20) days that no Release Event has occurred. If IMediation makes such written declaration, then the issue of whether a Release Event has occurred and is continuing shall be submitted to arbitration in Santa Clara County, California, under the Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said Rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The costs of the arbitration, including administrative and arbitrator's fees, shall be shared equally by the parties. Each party shall bear the costs of its own attorneys' fees in connection with such arbitration.

     5.4  License.  Subject to the terms and conditions of this Agreement,
          -------
IMediation hereby grants Licensee a nonexclusive, non-transferable right and license to use, modify, and reproduce the Escrow Materials solely in connection with Licensee's maintenance and support of the Software, which Licensee may exercise at any time after the occurrence and during the continuation of a Release Event. Upon the cessation of any Release Event, all licenses granted pursuant to this Section 5.4 shall terminate, unless and until triggered again pursuant to this Section 5, and Licensee shall promptly return all copies of the Escrow Materials, or any portion thereof, to IMediation, at Licensee's sole expense.

6.   Disclaimer.
     ----------

iMEDIATION PROVIDES NO WARRANTY, EXPRESS OR OTHERWISE, WITH RESPECT TO THE SOFTWARE SUPPORT, AND IMEDIATION SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

7.   Limitation of Liability.
     -----------------------

IN NO EVENT WILL iMEDIATION'S LIABILITY HEREUNDER EXCEED THE PAYMENTS RECEIVED BY IMEDIATION HEREUNDER. NEITHER IMEDIATION NOR ITS LICENSORS SHALL BE LIABLE FOR ANY LOST PROFITS, LOSS OF DATA, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR FOR ANY CLAIM OR DEMAND AGAINST LICENSEE BY ANY OTHER PARTY. IN NO EVENT WILL EITHER iMEDIATION OR IT'S LICENSORS BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, OR EXEMPLARY DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE ACKNOWLEDGES THAT THE AMOUNTS PAYABLE HEREUNDER ARE BASED IN PART ON THESE LIMITATIONS, AND FURTHER AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.   Term and Termination.
     --------------------

     8.1  Term of the Agreement.  This Agreement shall commence on the date that
          ---------------------
iMediation receives the Support Fee and shall extend for a period of
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               iMediation Software License and Support Agreement
--------------------------------------------------------------------------------

one (1) year thereafter. The term of this Agreement may be extended for additional one (1) year periods, upon payment by Licensee to iMediation of the Support Fee.

     8.2  Termination with Cause.  This Agreement may be terminated immediately
          ----------------------
by either party in the event: (i) the other party breaches any material provision of this Agreement or the License Agreement and does not remedy such breach within thirty (30) days following notice of such breach from the non-breaching party; or (ii) the other party enters bankruptcy proceedings, becomes insolvent, or otherwise becomes generally unable to meet its obligations under this Agreement or the License Agreement. In the event the breach is by iMediation, Licensee is entitled to a pro-rata refund of the current year's prepaid fees.

     8.3  Survival.  The provisions of Sections 1, 7, 8 and 9 of this
          --------
Agreement shall survive any expiration or termination of this Agreement.

9.   Miscellaneous.
     -------------

Sections 11 and 12 of the License Agreement are hereby incorporated by reference into this Agreement. All terms used in those Sections shall have the meaning set forth in this Agreement if such terms are explicitly defined in this Agreement. Otherwise, such terms shall have the meaning set forth in the License Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the
                                Effective Date.

iMediation, Inc.                                              Virtual Communities, Inc.

Name: ____________________________________                    Name: ____________________________________

Signature: _______________________________                    Signature: _______________________________

Title: ___________________________________                    Title: ___________________________________

Date:  ___________________________________                    Date:  ___________________________________

               iMediation Software License and Support Agreement
               -------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT C

                         IMPLEMENTATION SERVICES ORDER

--------------------------------------------------------------------------------

     Terms:

       iMediation and Client agree to the Services in this Service Order and the fees set forth in Exhibit A herein.

       Client agrees to pay iMediation fees as scheduled in Exhibit A upon execution of this Agreement.

Five Day Kick-Off & iChannel Hands-On Workshop

Day one    Installation
Day Two    Workshop
Day Three  "
Day Four   "
Day Five   Integration, Next Steps

WorkShop Agenda
---------------
COMMON - (30 min)

Overview of Key Roles and Terms (30 min)
     Overview
     What is iChannel?
     Participant Roles
         .  Platform Executive, Merchant, Content Publisher, Affiliate
         .  Relationship between roles and iChannel
     Terminology
         . Catalog, Channel Profile, Channel, Participant, Payment Verification Service, Platform, Templates, User, User Action, Virtual Site
         .  Relationship between these in iChannel

MERCHANT (user interface) - (4 hrs + 2 hrs hands-on = 6 hrs)

General (15 min)
     Merchant's role with iChannel
     iChannel Functions (available from menu)
     Channel, Branding, Administration, Reporting, Financials -- high-level overview.
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               iMediation Software License and Support Agreement
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Using iChannel (4 min + 2 hrs hands-on training exercises)
     Administration stuff (15 min)
          .  Log in
          .  Modify basic information
     Building the affiliate network - "merchant side" (2 hrs)
          .  Catalog - create, view, modify
          .  Channel Profile - create, view, modify
          .  Templates - create, view, modify, assign to channel profile
               . using catalogs, merchant branding, affiliate branding, and content
          .  Merchant branding (logos) - create, view, modify
          . Sales experts - create, view, modify, assign to channel profile Signing up affiliates (15 min)
          .  Accept/reject affiliates
          .  Managing specific affiliate channels
     Managing affiliates (15 min)
          .  Viewing affiliate details
          .  Viewing channel information
     Reporting (45 min)
          .  Reports - types of reports, generating, saving to disk
     Tracking visitor activity (Financials) (30 min)
          . Financial monitoring - Affiliates, merchant, catalog, channel profiles
          .  Session tracking
          .  Exporting data
          . (Catalog tagging is required for this to work, as explained in the Technical section)


INSTALLATION / TECH OVERVIEW - (2 hr 30 min)

How iChannel works (technical) (1 hr)
     Overview
     Tracking of user actions
     Architecture

iChannel Technical requirements (20 min)
     .  Hardware/software
     .  Sizing
     .  Processors
     .  Memory

Installing and configuring iChannel (1 hr)
     Installation
          .  Web Server - configuration
          .  Oracle - configuration, tablespaces
          .  iChannel
     Background programs
     Verify that everything is working
     Debugging/Logs
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               iMediation Software License and Support Agreement
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Using the iChannel Configuration tool (10 min)



PLATFORM EXECUTIVE (all) - (30 min + 30 min hands-on = 1 hr)


Accept or reject new participants on the platform

Modify automatically generated email messages and sign-up screens

Overseeing and managing participants
     . Viewing information - merchant, affiliate, content providers . Suspend or remove participants

Using the iChannel Configuration tool


MERCHANT (technical) - (5hrs + hands-on?)

Tagging Catalogs (2 hr)
     .  Non-intrusive and intrusive recording
     .  User action tracking/page loading tracking
     .  Marking forms and pages

Tagging as used in Channel Profiles (1 hr)
     .  Setup (same as "Interface" section above)
     . Focus on technical aspects of Channel Profile setup (i.e. commission parameters, customized parameters, etc.)

Templates (1 hr)
     . Template design and modification - access levels, activity tracking, graphic design

Payment Verification (1 hr)
     BIVS - modifying catalogs and payment verification pages
     SSL
     .  Creating private key and certificates (e.g. using SSLeay)
     .  Setup for iChannel SSL decryption

AFFILIATE (user interface) - (3 hrs + 2 hrs hands-on = 5 hrs)

General (30 min)
     Affiliate's role with iChannel
     iChannel Functions (available from menu)
     Channel, Branding, Administration, Reporting, Financials -- high-level overview.

Using iChannel (2 hrs 30 min)
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               iMediation Software License and Support Agreement
               -------------------------------------------------

     Administration stuff (15 min)
          .  Log in
          .  Modify basic information
     Merchant selection (15 min)
          .  View channels
          .  View content publishers
          . View merchants/channel profiles, and join these channel profiles Virtual site management (1 hr)
          .  Affiliate branding (logos) - create, view, modify
          .  Default and customized virtual sites - create new, view, modify
               . using catalogs, merchant branding, affiliate branding, and content
          .  Adding links to existing affiliate page site.
     Reporting (30 min)
          .  Reports - types of reports, generating, saving to disk
     Tracking visitor activity (Financials) (30 min)
          .  Log detail/Session tracking
          .  Exporting data
          . (Catalog tagging is required for this to work, as explained in the Technical section)


CONTENT PUBLISHER (user interface) - (2 hrs + 1 hr hands on = 3 hrs)
General (15 min)
     Content Publisher's role with iChannel
     iChannel Functions (available from menu)
     Channel, Branding, Administration, Reporting, Financials -- high-level overview.

Using iChannel (1 hr 45 min)
     Administration stuff (15 min)
          .  Log in
          .  Modify basic information
     Document management (30 min)
          .  View, add, modify, delete
     Reporting (30 min)
          . Reports - types of reports, generating, saving to disk Tracking visitor activity (Financials) (30 min)
          .  Log detail and tracking on Documents
          .  Exporting data